Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-57214, 333-39840, 333-63856, 333-115384, 333-121774, 333-122048, and 333-125807 on the respective Forms S-8 and in Registration Statement No. 333-127210 on Form S-3 and in Amendment No. 1 to Registration Statement No. 333-125666 on Form S-3 and in Registration Statement No. 333-127840 on Form S-4 of Harrah’s Entertainment, Inc. of our report dated February 28, 2005 (September 12, 2005 as to Notes 1, 3 and 20), relating to the consolidated financial statements and financial statement schedule of Caesars Entertainment, Inc. as of December 31, 2004 and 2003 and for the three years ended December 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Caesars Entertainment, Inc.’s change in 2002 in its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Current Report on Form 8-K of Harrah’s Entertainment, Inc.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
September 12, 2005